Exhibit 15.01

LETTER IN LIEU OF CONSENT OF DELOITTE & TOUCHE LLP

July 26, 2024

To the Board of Directors and Shareholders of Flex Ltd.
2 Changi South Lane
Singapore 486123

We are aware that our report dated July 26, 2024, on our review of the interim financial information of Flex Ltd. and its subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended June 28, 2024, is incorporated by reference in Registration Statement Nos. 333-273790 and 333-248470 on Form S-8.

/s/ DELOITTE & TOUCHE LLP

San Jose, California